Exhibit 5.1

[Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC Letterhead]

December 10, 2003

United Financial Mortgage Corp.
815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523

Re:	Registration Statement Pursuant to Rule 462(b)

Ladies and Gentlemen:

     We are acting as special counsel to United Financial Mortgage Corp., an Illinois corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company on December 10, 2003 with the Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the “Act”), as amended, for the purpose of registering under the Act an additional 428,045 shares of the Company’s common stock, without par value (the “Common Stock”), including up to 55,831 shares subject to the Underwriters’ over-allotment option. This Registration Statement relates to a registration statement on Form SB-2 covering 1,917,250 shares of the Company’s common stock, without par value (the “Common Stock”), including up to 250,050 shares subject to the Underwriters’ over-allotment option, which was declared effective by the Commission on December 9, 2003 (the “Initial Registration Statement”).

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based on the foregoing, we are of the opinion that the 428,045 shares of Common Stock that may be offered and sold pursuant to and in accordance with the Registration Statement (including the additional 55,831 shares subject to the over-allotment opinion) are duly authorized and if and when so sold will be duly and validly issued by the Company and will be fully paid and nonassessable shares of Common Stock.

     We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, as currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC